Exhibit 4.01

HERBALIFE INTERNATIONAL, INC.

GUARANTORS PARTY HERETO

SUPPLEMENTAL INDENTURE

with respect to:

11¾% Senior Subordinated Notes due 2010

THE BANK OF NEW YORK

Trustee

SUPPLEMENTAL INDENTURE, dated as of November 30, 2004 (the “Supplemental Indenture”) among Herbalife International, Inc., a Nevada corporation (the “Company”), the Guarantors and The Bank of New York, as Trustee (the “Trustee”), for the Company’s 11 ¾% Senior Subordinated Notes due 2010 (the “Notes”).

WHEREAS, the Company, the Guarantors and the Trustee heretofore executed and delivered an Indenture, dated as of June 27, 2002, among the Company, the Guarantors and the Trustee (the “Indenture”), under which the Notes in the aggregate principal amount of $165,000,000 were issued and of which $160,000,000 are currently outstanding.

WHEREAS, the Company has offered to purchase all of the Notes (the “Offer”) and has solicited the consents (the “Solicitation”) to certain amendments to the Indenture pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated November 10, 2004.

WHEREAS, Section 9.2 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee, may amend or supplement the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for the Notes).

WHEREAS, in accordance with Section 9.2 of the Indenture, the Company has obtained the written consent to the proposed amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the Notes currently outstanding.

WHEREAS, the Company is authorized to enter into this Supplemental Indenture by a resolution of the Board of Directors of the Company, and the Trustee has received an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Supplemental Indenture is permitted by the Indenture and all conditions precedent under the Indenture have been satisfied.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

Section 1.1.           Subject to the provisions of Section 2.1 hereof, (A) the following Sections of the Indenture are deleted in their entirety: Section 4.5 – Taxes; Section 4.6 – Stay, Extension and Usury Laws; Section 4.7 – Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock; Section 4.8 – Limitation on Liens; Section 4.9 – Limitation on Restricted Payments; Section 4.10 – Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries; Section 4.11 – Limitation on Lines of Business; Section 4.12 – Limitation on Transactions with Affiliates; Section 4.13 – Limitation on Sale of Assets and Subsidiary Stock; Section 4.14 – Repurchase of Notes at the Option of the Holder upon a Change of Control; Section 4.15 – Repurchase of Notes at the Option of the Holder from Excess Cash Flow; Section 4.16 – Limitation on Layering Indebtedness; Section 4.17 – Future Guarantors; Section 4.18 – Limitation on Status as Investment Company; Section 4.19 – Maintenance of

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Properties and Insurance; Section 4.20 – Corporate Existence; Section 5.1 – Merger, Consolidation or Sale of Assets of the Company; Section 5.3 – Merger, Consolidation or Sale of Assets of Parent; and clauses (3), (4), (5), (6), (7), (8), (9) and (10) of Section 6.1 – Events of Default and (B) the corresponding provisions of the Notes are deleted in their entirety.

Section 1.2.            Subject to Section 2.1, any definitions used exclusively in the deleted provisions of the Indenture set forth in Section 1.1, and all references to such deleted provisions, are hereby deleted in their entirety from the Indenture.

ARTICLE TWO

Section 2.1             Effective Date of This Supplemental Indenture.

This Supplemental Indenture shall be effective as of the date first written above.  The terms of this Supplemental Indenture will become operative only upon acceptance for purchase by the Company of at least a majority in aggregate principal amount of outstanding Notes validly tendered (and not validly withdrawn) pursuant to the terms of the Offer.

Section 2.2             Indenture Ratified.

Except as hereby otherwise expressly provided, the Indenture, as modified by this Supplemental Indenture, is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 2.3             Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.4             Trustee Not Responsible.

The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 2.5             Definitions and Terms.

Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

Section 2.6             Supplemental Indenture is an Indenture.

This Supplemental Indenture is an amendment to and implementation of the Indenture, and the Indenture and this Supplemental Indenture shall be read together from and after the effectiveness of this Supplemental Indenture.

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Section 2.7             Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

HERBALIFE INTERNATIONAL, INC.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Chief Financial Officer

HERBALIFE INTERNATIONAL DO BRASIL LTDA.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Chief Financial Officer

HERBALIFE (UK) LIMITED

By:	/s/ Richard E. Hobby
Name:	Richard E. Hobby
Title:	Managing Director

HERBALIFE EUROPE LIMITED

By:	/s/ Gregory Probert
Name:	Gregory Probert
Title:	Managing Director

HERBALIFE INTERNATIONAL FINLAND OY

By:	/s/ Christophe Thomann
Name:	Christophe Thomann
Title:	Chairman of the Board

HERBALIFE INTERNATIONAL OF ISRAEL (1990) LTD.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Director and Secretary

HERBALIFE OF JAPAN K.K.

By:	/s/ William Rahn
Name:	William Rahn
Title:	Representative Director

HERBALIFE INTERNATIONAL DE MEXICO, S.A. DE C.V.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Director

HERBALIFE PRODUCTS DE MEXICO, S.A. DE C.V.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Director

HERBALIFE SWEDEN AKTIEBOLAG

By:	/s/ Christophe Thomann
Name:	Christophe Thomann
Title:	Managing Director

HERBALIFE CHINA, LLC

By:	/s/ Gregory Probert
Name:	Gregory Probert
Title:	Chairman

HERBALIFE INTERNATIONAL OF AMERICA, INC.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Chief Financial Officer

HERBALIFE INTERNATIONAL COMMUNICATIONS, INC.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Chief Financial Officer

HERBALIFE INTERNATIONAL DISTRIBUTION, INC.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Chief Financial Officer

HERBALIFE INTERNATIONAL OF EUROPE, INC.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Chief Financial Officer

HERBALIFE TAIWAN, INC.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Chief Financial Officer

HERBALIFE INTERNATIONAL (THAILAND) LTD.

By:	/s/ Richard Goudis
Name:	Richard Goudis
Title:	Chief Financial Officer

WH LUXEMBOURG CM S.À.R.L.

By:	/s/ Colin Whittington
Name:	Colin Whittington
Title:	Manager

WH LUXEMBOURG INTERMEDIATE HOLDINGS S.À.R.L.

By:	/s/ Eric Vanderkerken
Name:	Eric Vanderkerken
Title:	Manager

WH LUXEMBOURG HOLDINGS S.À.R.L.

By:	/s/ Eric Vanderkerken
Name:	Eric Vanderkerken
Title:	Manager

THE BANK OF NEW YORK, as Trustee

By:	/s/ Luis Perez
Name:	Luis Perez
Title:	Assistant Vice President